P.O. Box 25099 Richmond, VA 23260 ☐ phone: (804) 359-9311 ☐ fax (804) 254-3584

PRESS RELEASE

CONTACT		RELEASE
Candace C. Formacek		Immediately
Phone:	(804) 359-9311
Fax:	(804) 254-3584
Email:	investor@universalleaf.com

Universal Corporation Announces Quarterly Dividends

Richmond, VA • August 07, 2012 / PRNEWSWIRE

George C. Freeman, III, Chairman, President and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors declared a quarterly dividend of forty-nine cents ($0.49) per share on the common shares of the Company, payable November 12, 2012, to common shareholders of record at the close of business on October 09, 2012.

In addition, the Board of Directors declared a quarterly dividend of $16.875 per share on the Series B 6.75% Convertible Perpetual Preferred Stock (“Series B Preferred Stock”), payable September 15, 2012, to shareholders of record as of 5:00 p.m. Eastern Time on September 1, 2012.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2012, were $2.4 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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